UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2008

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 16, 2008, Shells Seafood Restaurants, Inc. (the “Company”) entered into a line of credit loan facility with Colonial Bank, N.A. in the amount of $350,000. The loan carries a variable interest rate of 1% above prime bank rate. The initial rate is 8.25%. The line of credit facility matures on September 19, 2008 and is secured by the $1,050,000 letter of credit with Food and Entertainment Co. The Company will use the funds for working capital purposes. The preceding description of the terms of the line of credit facility are qualified by reference to Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Item No.	Description

10.1	Line of Credit Agreement with Colonial Bank, dated January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: January 22, 2008
By: ____________________________________
Name: Leslie J. Christon
Title: President and Chief Executive Officer

Exhibit Index

Item No.	Description

10.1	Line of Credit Agreement with Colonial Bank, dated January 16, 2008.